                                                                EXHIBIT 99.1

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                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


                                  BY AND AMONG


                              GETTY REALTY CORP.,


                    POWER TEST INVESTORS LIMITED PARTNERSHIP


                                      AND


                         CLS GENERAL PARTNERSHIP CORP.
                    (FOR PURPOSES OF SECTION 1.10 (b) ONLY)





                           _________________________

                         DATED AS OF DECEMBER 16, 1997

                           _________________________


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                              TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.    THE MERGERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

1.1      Organization of Holdings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.2      Directors and Officers of Holdings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.3      Getty Sub Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.4      PTI Sub Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.5      The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.6      Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.7      Effects of the Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.8      Certificates of Incorporation, Bylaws and Certificate of
         Limited Partnership of the Surviving Entities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.9      Directors, Officers and General Partner of the Surviving Entities  . . . . . . . . . . . . . . . . . .   4
1.10     Related Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

2.    CONVERSION OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

2.1      Conversion of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.2      Payment for Getty Common Shares, Units and CLS Interest  . . . . . . . . . . . . . . . . . . . . . . .   7
2.3      Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.4      Dissenters'  Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.5      No Transfer after the Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

3.    REPRESENTATIONS AND WARRANTIES OF GETTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

3.1      Existence; Good Standing; Corporate Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
3.2      Authorization; Validity and Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
3.3      Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
3.4      Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
3.5      Other Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
3.6      No Conflict; Required Filings and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
3.7      Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
3.8      SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
3.9      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
3.10     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
3.11     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
3.12     State Takeover Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
3.13     No Brokers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
3.14     Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
3.15     Information in Joint Proxy Statement/Prospectus and Form S-4 . . . . . . . . . . . . . . . . . . . . .  14
3.16     Hart-Scott-Rodino  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

4.    REPRESENTATIONS AND WARRANTIES OF PTI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

4.1      Existence; Good Standing; Corporate Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
4.2      Authorization; Validity and Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
4.3      Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
4.4      Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
4.5      Other Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
4.6      No Conflict; Required Filings and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
4.7      Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
4.8      SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
4.9      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
4.10     Absence of Certain Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
4.11     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18



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

4.12    State Takeover Statutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
4.13    No Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
4.14    Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
4.15    Information in Joint Proxy Statement/Prospectus and Form S-4  . . . . . . . . . . . . . . . . . . . . . . .  19
4.16    Hart-Scott-Rodino . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

5.    COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

5.1     Conduct of Business by Getty or PTI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
5.2     Meeting of Stockholders and Unitholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
5.3     Further Assurance and Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
5.4     Certain Filings and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
5.5     Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
5.6     Joint Proxy Statement/Prospectus and the Form S-4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
5.7     Listing Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
5.8     Further Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
5.9     Affiliate Letters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
5.10    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
5.11    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
5.12    Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
5.13    Letter of Getty's Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
5.14    Letter of PTI's Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
5.15    Registration Statement on Form S-8  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
5.16.   Tax Matters Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
5.17    Assumption of Obligations by Holdings, Getty Sub and PTI  . . . . . . . . . . . . . . . . . . . . . . . . .  26

6.    CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

6.1     Conditions to Each Party's Obligation to Effect the Mergers . . . . . . . . . . . . . . . . . . . . . . . .  26
6.2     Conditions to Obligation of Getty to Effect the Mergers   . . . . . . . . . . . . . . . . . . . . . . . . .  28
6.3     Conditions to Obligation of PTI to Effect the Mergers   . . . . . . . . . . . . . . . . . . . . . . . . . .  28

7.    TERMINATION, WAIVER AND AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

7.1     Termination or Abandonment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
7.2     Amendment or Supplement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
7.3     Extension of Time, Waiver, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

8.    GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

8.1     Non-survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
8.2     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
8.3     Assignment; Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
8.4     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
8.5     Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
8.6     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
8.7     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
8.8     Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
8.9     Incorporation of Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
8.10    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
8.11    Enforcement of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

9.    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

9.1     Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
9.2     Other Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35





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



                               LIST OF EXHIBITS

Exhibit A    -  Form of Articles of Incorporation of Holdings

Exhibit B    -  Form of Bylaws of Holdings

Exhibit C    -  Form of Certificate of Merger to be filed in Delaware

Exhibit D    -  Form of Certificate of Merger to be filed in New York

Exhibit E    -  Form of Certificate of Incorporation of New Getty

Exhibit F    -  Form of Certificate of Limited Partnership of New PTI

Exhibit G    -  Articles Supplementary for Holdings Preferred Stock

Exhibit H    -  Forms of Affiliate Letter

Exhibit I    -  Forms of Tax Matters Certificates

               AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                 Agreement and Plan of Reorganization and Merger (this "Agreement"), dated as of December 16, 1997, by and among Getty Realty Corp., a Delaware corporation ("Getty"), Power Test Investors Limited Partnership, a New York limited partnership ("PTI"), and for purposes of Section 1.10 (b) only, CLS General Partnership Corp., a Delaware corporation ("CLS").
                                   RECITALS
         A. The Board of Directors of Getty, based upon the recommendation of the Special Committee thereof, deems it advisable and in the best interest of Getty and its stockholders to consummate, and has approved, including for purposes of Section 251(b) of the General Corporation Law of the State of Delaware (the "DGCL"), the business combination transactions provided for herein; and CLS, the general partner of PTI, deems it advisable and in the best interest of PTI and its limited partners to consummate, and has approved, including for purposes of Sections 121-1102 and 121-1106 of the Revised Limited Partnership Act of the State of New York (the "NLPA"), the business combination transactions provided for herein, in which:

                        (1) Getty and PTI will form a Maryland corporation, Getty Realty Holding Corp. ("Holdings"); and

                        (2)     Holdings will form two subsidiaries, a
                Delaware corporation which will merge with and into Getty with Getty continuing as the surviving corporation (the "Getty Merger"), and a New York limited liability company which will merge with and into PTI with PTI continuing as the surviving partnership (the "PTI Merger" and, together with the Getty Merger, the "Mergers"), and (i) each issued and outstanding Getty Common Share (as hereinafter defined) will be converted into the right to receive common stock, par value $.01 per share, of Holdings ("Holdings Common Stock"), and (ii) each PTI partnership interest that is not held by a Dissenting Limited Partner (as hereinafter defined) will be converted into the right to receive Series A Participating Convertible Redeemable Preferred Stock, par value $.01 per share, of Holdings ("Holdings Preferred Stock"), all as more fully set forth below;

         B. For federal income tax purposes, it is intended that the Getty Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the PTI Merger qualify as a tax-free exchange within the meaning of Section 351(a) of the Code; and

         C. Getty and PTI desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers.

         Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in Section 9.1 hereof.

                               1.   THE MERGERS

                 1.1 Organization of Holdings. As promptly as practicable following the execution of this Agreement, Getty and PTI shall cause Holdings to be organized under the laws of the State of Maryland. The initial articles of incorporation and bylaws of Holdings shall be substantially in the forms attached hereto as Exhibits A and B, respectively. The authorized capital stock of Holdings shall consist initially of 1,000 shares of Holdings Common Stock and 100 shares of Holdings Preferred Stock, of which 500 shares of Holdings Common Stock will be issued to Getty and 500 shares of Holdings Common Stock will be issued to PTI. Prior to the Effective Time (as hereinafter defined), Getty and PTI shall cause Holdings to amend its articles of incorporation to increase the number of authorized shares thereunder and to provide for the issuance of Holdings Common Stock and Holdings Preferred Stock pursuant to the Mergers. In connection with the Mergers, Holdings will change its name from Getty Realty Holding Corp. to "Getty Realty Corp." and immediately prior thereto, New Getty (as hereinafter defined) will change its name to "Getty Properties Corp."

                 1.2 Directors and Officers of Holdings. (a) Upon formation of Holdings, Getty and PTI shall cause to be elected as directors of Holdings Leo Liebowitz and Milton Cooper. As of the Effective Time, the Holdings Board of Directors shall consist of Milton Cooper, Leo Liebowitz, Philip E. Coviello, Milton Safenowitz and Warren G. Wintrub. Each director shall remain in office until his successor is duly elected or appointed and qualified or until such director's earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of Holdings.

                 (b) Upon formation of Holdings, Leo Liebowitz shall be the President of Holdings, John J. Fitteron shall be Senior Vice President, Treasurer and Chief Financial Officer of Holdings and Randi Young Filip shall be Corporate Secretary of Holdings. As of the Effective Time, Leo Liebowitz shall be the President and Chief Executive Officer of Holdings and the other officers of Holdings shall consist of the officers of Getty immediately prior to the Effective Time.

                 1.3      Getty Sub Merger.

                 (a) As promptly as practicable after the formation of Holdings, Getty and PTI shall cause Holdings to form a wholly-owned corporation called Getty Merger Sub, Inc. ("Getty Sub") under the laws of the State of Delaware. Getty and PTI shall cause Holdings to cause Getty Sub to execute and deliver this Agreement and to merge with and into Getty. Getty shall be the surviving corporation in the Getty Merger and as a result thereof shall become a wholly-owned subsidiary of Holdings.

                 (b) The certificate of incorporation and bylaws of Getty Sub shall be in such form as shall be determined by Holdings. Upon formation of Getty Sub, Holdings shall designate the Board of Directors and such Board of Directors, by unanimous written consent, shall appoint officers of Getty Sub.

                 (c) Getty shall use its best efforts to cause the Getty Merger to be consummated in accordance with the terms of this Agreement. Getty and PTI shall cause Holdings to execute a formal written consent under Section 228 of the DGCL, as the sole stockholder of Getty Sub, to the execution, delivery and performance of this Agreement by Getty Sub.

                 1.4      PTI LLC Merger.

                 (a) As promptly as practicable after the formation of Holdings, Getty and PTI shall cause Holdings to form a wholly-owned limited liability company called PTI Merger L.L.C. ("PTI LLC") under the laws of the State of New York. Getty and PTI shall cause Holdings to cause PTI LLC to execute and deliver this Agreement and to merge with and into PTI. PTI shall be the surviving partnership in the PTI Merger and will immediately dissolve pursuant to the provisions of the NLPA.

                 (b) The articles of organization of PTI LLC shall be in such form as shall be determined by Holdings. Upon formation of PTI LLC, Holdings shall designate the managers of PTI LLC.

                 (c) PTI shall use its best effort to cause the PTI Merger to be consummated in accordance with the terms of this Agreement. Getty and PTI shall cause Holdings to execute a formal written consent under Section 407 of the Limited Liability Company Law of the State of New York (the "NLLCL"), as the sole member of PTI LLC, to the execution, delivery and performance of this Agreement by PTI LLC.

                 1.5      The Closing.   The closing (the "Closing") of the
transactions contemplated by this Agreement will take place at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022 at 10:00 a.m., local time, as soon as practicable following the date on which the last of the conditions set forth in Article 6 is satisfied or waived in accordance herewith or at such other place, time or date as Getty and PTI may
agree.   The date on which the Closing occurs is hereinafter referred to as the
"Closing Date".

                 1.6      Effective Time.   On the Closing Date, (i) Getty will
cause a certificate of merger in the form attached hereto as Exhibit C to be filed with the Secretary of State of the State of Delaware as provided in
Section 251 of the DGCL in order to effect the Getty Merger; and (ii) PTI will cause a certificate of merger in the form attached hereto as Exhibit D to be filed with the Secretary of State of the State of New York as provided in Sections 121-1103 and 121-1106 of the NLPA in order to effect the PTI Merger. Upon completion of such filings, the respective Mergers will become effective in accordance with the DGCL and NLPA. The time and date on which the Mergers become effective is herein referred to as the "Effective Time".

                 1.7      Effects of the Mergers.  At the Effective Time,

                 (a) The separate existence of Getty Sub shall cease and Getty Sub shall be merged with and into Getty with Getty continuing as the surviving corporation (as such, "New Getty");

                 (b) The separate existence of PTI LLC shall cease and PTI LLC shall be merged with and into PTI with PTI continuing as the surviving partnership (as such, "New PTI" and, together with New Getty , the "Surviving Entities"), which will then dissolve pursuant to the provisions of the NLPA; and

                 (c) The Mergers shall have all the effects of applicable law, including, without limitation, the applicable provisions of the DGCL and NLPA.

                 1.8 Certificates of Incorporation, Bylaws and Certificate of Limited Partnership of the Surviving Entities.

                 (a) At the Effective Time, the certificate of incorporation of New Getty shall be amended to read in its entirety as set forth on Exhibit E attached hereto, and the Certificate and Agreement of Limited Partnership of PTI as in effect immediately prior to the PTI Merger, a copy of which is attached as Exhibit F hereto, shall be the Certificate and Agreement of Limited Partnership of New PTI.

                 (b) Immediately after the Effective Time, New Getty shall amend its bylaws (to be in effect immediately after the Effective Time, until amended in accordance with its terms and the DGCL), if necessary, to be substantially identical to the bylaws of Getty Sub, as in effect immediately prior to the Effective Time.

                 1.9      Directors, Officers and General Partner of the
Surviving Entities.   (a)  The members of the Board of Directors of New Getty
will be the members of the Board of Directors of Getty Sub immediately prior to the Effective Time and Holdings will be the general partner of New PTI. All of the members of the Board of Directors of New Getty will serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of New Getty.

                 (b) The officers of New Getty will consist of the officers of Getty immediately prior to the Effective Time. Such persons will continue as officers of New Getty until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of New Getty.

                 1.10     Related Transactions.

                 (a) Immediately prior to the Effective Time, PTI will sell and transfer to Getty, and Getty will acquire for cash in the amount of $1,000 transferred to PTI, one unit of limited partnership interest in Power Test Realty Company Limited Partnership, a New York limited partnership ("PT Realty").

                 (b) Immediately after the Effective Time, CLS will sell and transfer to Holdings, and Holdings will acquire for 28,890 shares of Holdings Preferred Stock transferred to CLS, the general partner interest in PT Realty.
                 (c) At the Effective Time, New PTI will be dissolved as a matter of law in accordance with the provisions of the NLPA.

                        2.   CONVERSION OF SECURITIES

                 2.1      Conversion of Securities.

                 (a) Securities of Merger Entities. As of the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any securities of the entities involved: (i) each outstanding share of common stock of Getty Sub, par value $.10 per share, which is issued and outstanding immediately prior to the Effective Time, shall be converted into and become one (1) share of common stock of New Getty and (ii) all of the outstanding membership interests in PTI LLC outstanding immediately prior to the Effective Time shall be converted into and become the general partnership interest in New PTI.

                 (b)      Securities of Getty and PTI.

                          (i)     As of the Effective Time, by virtue of the
Getty Merger and without any action on the part of the holder of any securities of the entities involved: except as provided in clause (c) below, each share of Common Stock, par value $.10 per share, of Getty ("Getty Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Getty Common Stock held in the treasury of Getty or owned by any of Getty's Subsidiaries ("Getty Common Treasury Shares")) will, by virtue of the Getty Merger, be converted into the right to receive one (1) fully paid and nonassessable share of Holdings Common Stock (the "Getty Exchange Ratio"). Shares of Getty Common Stock other than Getty Common Treasury Shares are referred to herein as "Getty Common Shares."

                          (ii)    As of the Effective Time, by virtue of the
PTI Merger and without any action on the part of the holder of any securities of the entities involved: (i) each unit of limited partnership interest in PTI ("LP Unit") outstanding immediately prior to the Effective Time will, by virtue of the PTI Merger, be converted into the right to receive 0.44 fully paid and nonassessable share of Holdings Preferred Stock (the "PTI Exchange Ratio") and
(ii) each unit of general partnership interest in PTI ("GP Unit") outstanding immediately prior to the Effective

Time will, by virtue of the PTI Merger, be converted into the right to receive shares of Holdings Preferred Stock in accordance with the PTI Exchange Ratio. The Holdings Preferred Stock will have the terms set forth in the Articles Supplementary attached hereto as Exhibit G. Notwithstanding the foregoing provisions of this Section 2.1(b)(ii), no LP Unit held by a Dissenting Limited Partner (as defined below) will be deemed to be converted into Holdings Preferred Stock hereunder and each Dissenting Limited Partner, if any, will be entitled to payment solely from PTI of the fair value of such Dissenting Limited Partner's LP Units to the extent permitted by and in accordance with Sections 121-1102 and 121-1105 of the NLPA.

                          (iii)   All Getty Common Shares to be converted into
shares of Holdings Common Stock and all LP Units and GP Units to be converted into shares of Holdings Preferred Stock pursuant to this Section 2.1 will, by virtue of the Mergers and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate or agreement previously representing any such Getty Common Shares, LP Units or GP Units will thereafter cease to have any rights with respect to such Getty Common Shares, LP Units or GP Units, except the right to receive, upon the surrender of such certificate in accordance with
Section 2.2, certificates representing the number of shares of Holdings Common Stock or Holdings Preferred Stock specified above and cash in lieu of fractional shares of Holdings Common Stock or Holdings Preferred Stock as contemplated by Section 2.3 (with respect to the Getty Common Shares, the "Getty Consideration", with respect to the LP Units, the "PTI Consideration" and with respect to the GP Units, the "CLS Consideration" and collectively, the "Consideration").

                 (c) Getty Options. At the Effective Time, each holder of a then outstanding option to purchase Getty Common Shares, whether or not then exercisable or vested in accordance with its terms (collectively, the "Getty Options"), which theretofore has been granted under Getty's 1985, 1988 or 1991 Stock Option Plans (the "Getty Stock Option Plans"), shall become an option to acquire, on substantially the same terms and conditions as were applicable under such Getty Option immediately prior to the Effective Time, except as otherwise set forth in this Section 2.1(c), for each Getty Common Share subject to such Getty Option the same number of shares of Holdings Common Stock as the holder of such Getty Option would have been entitled to receive in the Getty Merger had such holder exercised such Getty Option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded downward to the nearest whole cent) equal to (i) the aggregate exercise price for Getty Common Shares purchasable pursuant to such Getty Option (without regard to vesting provisions) divided by (ii) the number of full shares of Holdings Common Stock deemed purchasable pursuant to such Getty Option. Except as set forth in this Section 2.1(c), any and all rights under any provisions of the Getty Stock Option Plans or in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Getty or any Subsidiary thereof shall be canceled as of the Effective Time. As soon as practicable following the date of this Agreement, and, in any event, prior to the Effective Time, the Board of Directors of Getty (or, if appropriate, the Compensation and Stock Option Committee thereof) and Getty shall take all action necessary to give effect to the provisions of this Section 2.1(c) and to ensure that no Person shall have any right under any Getty Stock

Option Plan (or any Getty Option granted thereunder) following the Effective Time except for the right to exercise Getty Options for shares of Holdings Common Stock as provided in this Section 2.1. As soon as practicable following the date of this Agreement, and, in any event, prior to the Effective Time, the Board of Directors of Getty (or, if appropriate, any committee thereof) and Getty shall take all action necessary to either terminate any other plan, program or arrangement with respect to, including any right to acquire, equity securities of Getty, or to amend or modify such other plans, programs or arrangements to provide for the issuance of shares of Holdings Common Stock in lieu of equity securities of Getty or New Getty.

                 (d) Cancellation of Shares. All shares of Holdings Common Stock outstanding immediately prior to the Effective Time and all Getty Common Treasury Shares will be cancelled.

                 2.2      Payment for Getty Common Shares, LP Units and GP
Units.   (a)  At the Effective Time, (i) Getty and PTI will cause Holdings to make available to such bank or trust company as may be selected by Getty and reasonably acceptable to PTI (the "Exchange Agent"), for the benefit of the holders of Getty Common Shares, LP Units and GP Units, a sufficient number of certificates representing shares of Holdings Common Stock and Holdings Preferred Stock to effect the delivery of the aggregate Consideration pursuant to Section 2.1(b) (the certificates representing shares of Holdings Common Stock and Holdings Preferred Stock and any cash delivered to the Exchange Agent pursuant to Section 2.3 comprising the aggregate Consideration, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent will, pursuant to irrevocable instructions, deliver the shares of Holdings Common Stock and Holdings Preferred Stock contemplated to be issued pursuant to
Section 2.1(b) out of the Exchange Fund, and, except as provided in Section 2.3, the Exchange Fund will not be used for any other purpose.

                 (b) Promptly after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Getty Common Shares, LP Units or GP Units (the "Certificates") (i) a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates, to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor, including instructions designed to provide Holdings with information relating to the tax basis of LP Units and GP Units.

                 (c) Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates will be entitled to receive for each Getty Common Share represented by such Certificates the Getty Consideration, for each LP Unit represented by such Certificates the PTI Consideration, and for each GP Unit represented by such Certificates, the CLS Consideration, and the Certificates so surrendered will promptly be canceled. Until so surrendered, Certificates will represent solely the right to receive the Consideration and holders thereof shall not be holders of record of Holdings. No dividends or other distributions that are declared payable to the holders of record of shares of Holdings Common Stock or Holdings Preferred Stock after the Effective Time will be paid to Persons entitled by reason of the Mergers to receive shares of Holdings Common Stock or Holdings Preferred Stock until such Persons surrender their Certificates.
Upon such surrender, there will be paid to the Person in whose name the shares of Holdings Common Stock or Holdings Preferred Stock are issued any dividends or other distributions on such shares of Holdings Common Stock or Holdings Preferred Stock which have a record date after the Effective Time and prior to such surrender, and a payment date prior to such surrender. In no event will the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.
 If any cash or certificate representing shares of Holdings Common Stock or Holdings Preferred Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the Certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Holdings Common Stock or Holdings Preferred Stock in a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not
applicable.   Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto will be liable to a holder of Getty Common Shares, LP Units or GP Units for any shares of Holdings Common Stock or Holdings Preferred Stock or dividends thereon or, in accordance with Section 2.3, cash in lieu of fractional shares of Holdings Common Stock or Holdings Preferred Stock, delivered to a public official pursuant to applicable abandoned property,
escheat or similar law.   The Exchange Agent will not be entitled to vote or
exercise any rights of ownership with respect to such shares of Holdings Common Stock or Holdings Preferred Stock for the account of the Persons entitled thereto.

                 (d) Any portion of the Exchange Fund that remains unclaimed by the former holders of Getty Common Stock, LP Units or GP Units for twelve (12) months after the Effective Time will be delivered to Holdings and any former holders of Getty Common Stock, LP Units or GP Units will thereafter look only to Holdings for payment of their claim for the Consideration.

                 2.3      Fractional Shares.   No fractional shares of Holdings
Common Stock or Holdings Preferred Stock will be issued in the Mergers.   In
lieu of any such fractional securities, each holder of Getty Common Shares, LP Units or GP Units who would otherwise have been entitled to a fraction of a share of Holdings Common Stock or Holdings Preferred Stock upon surrender of Certificates for exchange pursuant to this Article 2 will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(a) with respect to fractional shares of Holdings Common Stock, (i) the average of the closing prices of Holdings Common Stock (as reported on the NYSE Composite Transactions Reporting System) on the ten (10) consecutive days on which shares of Holdings Common Stock actually trade preceding the date of the Effective Time (or, if Holdings Common Stock does not trade on the New York Stock Exchange, Inc. (the "NYSE"), on any or all of such days, the ten (10) consecutive trading days commencing with the first date of trading of Holdings Common Stock on the NYSE after the Effective Time) by (ii) the fractional interest to which such holder otherwise would be entitled, or (b) with respect to fractional shares of Holdings Preferred Stock, (i) the average of the closing prices of Holdings Preferred Stock (as reported on the NYSE Composite Transactions Reporting System) on the ten (10) consecutive days on which shares of Holdings Preferred Stock actually trade preceding the date of the Effective Time (or, if Holdings Preferred Stock does not trade on the NYSE, on any or all of such days, the ten (10) consecutive trading days commencing with the first date of trading of Holdings Preferred Stock on the NYSE after the Effective Time) by (ii) the fractional interest to which such holder otherwise would be entitled. Promptly upon request from the Exchange Agent, Holdings will make available to the Exchange Agent the cash necessary for this purpose.

                 2.4      Dissenters' Rights.

                 (a) Notwithstanding the provisions of Section 2.1 or any other provision of this Agreement to the contrary, the LP Units that are outstanding immediately prior to the Effective Date and are held by limited partners of PTI who have not voted such units in favor of the adoption of this Agreement and who dissent in accordance with Section 121-1102 of the NLPA (the "Dissenting Limited Partners"), will not be converted as provided in Section 2.1(b) at or after the Effective Time unless and until such Dissenting Limited Partner fails to perfect or effectively withdraws or loses such right to dissent under the NLPA. If a Dissenting Limited Partner so fails to perfect or effectively withdraws or loses such right to dissent, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such Dissenting Limited Partner's LP Units will be converted into and represent solely the right provided in Section 2.1(b)(ii) and (iii).

                 (b) PTI will give Holdings (i) prompt written notice of the existence of any Dissenting Limited Partners and any instruments served pursuant to Section 121-1102(b) of the NLPA and received by PTI and (ii) the opportunity to participate in all negotiations and proceedings regarding such Dissenting Limited Partners under Section 121-1105 of the NLPA. PTI will not voluntarily make any payment with respect to any demands of Dissenting Limited Partners and will not, except with the prior written consent of Holdings, settle or offer to settle any such demands.

                 2.5      No Transfer after the Effective Time.   No transfers
of Getty Common Shares will be made on the stock transfer books of Getty, and no transfers of LP Units or GP Units will be made on the books of PTI, after the close of business on the day prior to the date of the Effective Time.

                 3.   REPRESENTATIONS AND WARRANTIES OF GETTY

           Getty hereby represents and warrants to PTI as follows:

                 3.1      Existence; Good Standing; Corporate Authority.
Getty and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the power and authority to own and operate its businesses as presently conducted. Getty and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary, except for such failures of Getty and any of its Subsidiaries to be so qualified as would not have a Material Adverse Effect. Getty has previously provided PTI with true and correct copies of its certificate of incorporation and bylaws and the charter documents and bylaws or other organizational documents of each of its Subsidiaries, as currently in effect.

                 3.2 Authorization; Validity and Effect of Agreement. Getty has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, every other document or agreement to be executed by Getty under this Agreement (each a "Getty Transaction Document") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Getty and the performance by Getty of its obligations hereunder, the execution and delivery of each of the Getty Transaction Documents by Getty and the performance of its obligations thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Getty and all other necessary corporate action on the part of Getty, other than the adoption and approval of this Agreement by the stockholders of Getty, and no other corporate proceedings on the part of Getty are necessary to authorize this Agreement, the Getty Transaction Documents and the transactions contemplated hereby and thereby. The Board of Directors of Getty, pursuant to the recommendation of the Special Committee, has approved for the purposes of
Section 251(b) of the DGCL the agreement of merger contained in this Agreement and the Getty Merger. This Agreement has been duly and validly executed and delivered by Getty and constitutes a legal, valid and binding obligation of Getty, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. Each Getty Transaction Document has been or, as of the Effective Time, will have been, duly and validly authorized, executed and delivered by Getty, and constitutes or will constitute as of such time a legally valid and binding obligation of Getty, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

                 3.3      Capitalization.   The authorized capital stock of
Getty consists of 30,000,000 shares of Getty Common Stock and 10,000,000 shares of preferred stock having a par value of $1.00 per share ("Getty Preferred Stock"), none of which shares have been designated. As of the date hereof, 13,393,774 shares of Getty Common Stock and no shares of Getty Preferred Stock are issued and outstanding. 883,316 shares of Getty Common Stock are held in Getty's treasury. All of the issued and outstanding shares of Getty Common Stock are validly issued, fully paid and non-assessable and no class of Getty stock is entitled to preemptive rights. As of the date hereof, except for Getty's 1985, 1988 and 1991 Stock Option Plans, there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments, or obligations which would require Getty to issue or sell shares of

Getty Common Stock, Getty Preferred Stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of Getty Common Stock, Getty Preferred Stock or any other equity securities of Getty or any of its Subsidiaries. Getty has no commitments or obligations to purchase or redeem any shares of Getty Common Stock.

                 3.4      Subsidiaries.   The only Subsidiaries of Getty are
those set forth in Section 3.4 of the Disclosure Schedule. All of the outstanding shares of capital stock and other ownership interests of each of Getty's Subsidiaries are validly issued, fully paid, non- assessable and free of preemptive rights or rights of first refusal. Except as set forth in
Section 3.4 of the Disclosure Schedule, Getty owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of its Subsidiaries, free and clear of all Encumbrances, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of Getty or which would require any Subsidiary of Getty to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

                 3.5 Other Interests. Except as set forth in Section 3.5 of the Disclosure Schedule, neither Getty nor any of Getty's Subsidiaries owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than Getty Subsidiaries).

                 3.6      No Conflict; Required Filings and Consents.   (a)
Except as set forth in Section 3.6(a) of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Getty Transaction Documents, nor the performance by Getty of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby, will: (i) assuming receipt of the Getty Stockholder Approvals (as defined below), conflict with Getty's certificate of incorporation or bylaws; (ii) assuming satisfaction of the requirements set forth in Section 3.6(b) below, violate any statute, law, ordinance, rule or regulation applicable to Getty or any of its Subsidiaries or any of their Properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Getty or any of its Subsidiaries, or result in the creation or imposition of any Encumbrance upon any Properties, assets or business of Getty or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Getty or any of its Subsidiaries is a party or by which Getty or any of its Subsidiaries or any of their respective assets or Properties is bound or encumbered, or give any Person the right to require Getty or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in each case, for such violations, conflicts, defaults or other occurrences which would not have, and would not reasonably be expected to have, a Material Adverse Effect.

                 (b) Except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and state securities or "blue sky" laws ("Blue Sky Laws"), (ii) for the filing of certificates of merger pursuant to the DGCL, (iii) for the Getty Stockholder Approvals (as defined below) or (iv) with respect to matters set forth in Sections 3.6(a) or 3.6(b) of the Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person is required to be made or obtained by Getty or its Subsidiaries in connection with the execution, delivery and performance of this Agreement, the Getty Transaction Documents and the consummation of the transactions contemplated hereby and thereby except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not have a Material Adverse Effect.

                 3.7 Compliance. Except as set forth in Section 3.7 of the Disclosure Schedule, to the best knowledge of Getty, Getty and each of its Subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof (including, without limitation, all Environmental Laws), except to the extent that failure to comply would not have a Material Adverse Effect. Except as set forth in
Section 3.7 of the Disclosure Schedule, to the best knowledge of Getty, neither Getty nor any of its Subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not have a Material Adverse Effect. Getty and its Subsidiaries have all material permits, licenses and franchises from governmental agencies required to conduct their respective businesses as they are now being conducted and all such permits, licenses and franchises will remain in effect after the Effective Time, except for such failures to remain effective that would not have a Material Adverse Effect.

                 3.8      SEC Documents.   (a)  Getty has delivered or made
available to PTI true and complete copies of each registration statement, proxy or information statement, form, report and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since February 1, 1996 (collectively, the "Getty SEC Reports"). As of their respective dates, the Getty SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by Getty with the SEC after the date of this Agreement (i) complied or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                 (b) Each of the consolidated balance sheets of Getty included in or incorporated by reference into the Getty SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of Getty and its consolidated Subsidiaries as of its date, and each of the consolidated statements of operations and cash flows of Getty included in or incorporated by reference into the Getty SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations or cash flows, as the case may be, of Getty and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

                 (c) To the best knowledge of Getty, neither Getty nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Getty or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of Getty as of January 31, 1997 and (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since January 31, 1997 which would not have a Material Adverse Effect.

                 3.9 Litigation. Except as set forth in Section 3.9 of the Disclosure Schedule or the Getty SEC Reports, there is no Action instituted, pending or, to the best knowledge of Getty, threatened, which, if adversely decided, would, directly or indirectly, have a Material Adverse Effect, nor is there any outstanding judgment, decree, or injunction or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency which has or would have a Material Adverse Effect.

                 3.10     Absence of Certain Changes.  Except as set forth in
Section 3.10 of the Disclosure Schedule or the Getty SEC Reports and except for the transactions expressly contemplated hereby, since January 31, 1997, Getty and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any change in Getty' business, operations, condition (financial or otherwise), results of operations, assets, liabilities, working capital or reserves, except for changes contemplated hereby or changes which have not had a Material Adverse Effect. Except as set forth in Section 3.10 of the Disclosure Schedule or the Getty SEC Reports, from January 31, 1997 through the date of this Agreement, neither Getty nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.1 hereof.

                 3.11     Environmental Matters.   Except as set forth in
Section 3.11 of the Disclosure Schedule, (i) there are no existing uncured notices of noncompliance, notices of violation, administrative actions, or lawsuits against Getty or any of its Subsidiaries arising under Environmental Laws or relating to the use, handling, storage, treatment, recycling, generation, or release of Hazardous Materials at any of the Properties, nor has Getty received any uncured notification of any allegation of any responsibility for any disposal, release, or threatened release at any location of any Hazardous Materials, except in any such case which would not be reasonably expected to have a Material Adverse Effect; (ii) there have been no spills or releases of Hazardous Materials at any of the Properties in excess of quantities reportable under

Environmental Laws, except in any such case which would not be reasonably expected to have a Material Adverse Effect; (iii) there are no consent decrees, consent orders, judgments, judicial or administrative orders, or Encumbrances by any governmental authority relating to any Environmental Law which have not already been fully satisfied and which regulate, obligate, or bind Getty or any of its Subsidiaries, except in any such case which would not be reasonably expected to have a Material Adverse Effect; and (iv) except as set forth in
Section 3.11 of the Disclosure Schedule, no Properties or Facilities are listed on the federal National Priorities List, the federal Comprehensive Environmental Response Compensation Liability Information System list, or any similar state listing of sites known to be contaminated with Hazardous Materials.

                 3.12     State Takeover Statutes.   Article X, Section 1 of
Getty's By-Laws contains a provision expressly electing not to be governed by
Section 203 of the DGCL. Such provision is sufficient to render inapplicable to this Agreement and the transactions contemplated hereby the restrictions on business combinations contained in Section 203 of the DGCL.

                 3.13     No Brokers.   Except fees to be paid to Furman Selz
LLC (the arrangements of which have been disclosed to PTI prior to the date hereof), no broker, finder, investment banker, or other Person or firm is entitled to any brokerage, finder's or other similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of Getty, any of its Subsidiaries or any of their respective directors, officers or employees.

                 3.14     Opinion of Financial Advisor.   Getty has received
the opinion of Furman Selz LLC to the effect that, as of the date thereof, the Getty Exchange Ratio is fair to the holders of Getty Common Stock from a financial point of view. Getty has delivered to PTI a true, complete and correct copy of such opinion.

                 3.15     Information in Joint Proxy Statement/Prospectus and
Form S-4.   Information supplied by Getty or any of its Subsidiaries for inclusion or incorporation by reference in (i) the Joint Proxy Statement/Prospectus (as hereinafter defined) (or any amendment thereof or supplement thereto), at the date mailed to Getty stockholders and PTI unitholders and at the time of the respective meetings of the Getty stockholders and of the PTI unitholders contemplated hereby or (ii) the Form S-4 (as hereinafter defined) at any time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at any time it becomes effective under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                 3.16     Hart-Scott-Rodino.   Getty and its Subsidiaries do
not have assets, other than assets which are exempt from the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder (the "Rules"), pursuant to
Section 7A(c)(2) of the HSR Act and Sections 802.2, 802.3 or 802.5 of the Rules, with an aggregate fair market value of greater than $15 million.

                  4.   REPRESENTATIONS AND WARRANTIES OF PTI

           PTI hereby represents and warrants to Getty as follows:

                 4.1      Existence; Good Standing; Authority.   Each of PTI
and PT Realty is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the power and authority to own and operate its businesses as presently conducted. Each of PTI and PT Realty is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its Properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of PTI or PT Realty to be so qualified as would not have a Material Adverse Effect. PTI has previously provided Getty with true and correct copies of its certificate and agreement of limited partnership ("Partnership Agreement") or other organizational documents and the certificate and agreement of limited partnership or other organizational documents of PT Realty, as currently in effect.

                 4.2      Authorization; Validity and Effect of Agreement.
PTI has the requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement and each other document or agreement to be executed by PTI under this Agreement (each a "PTI Transaction Document") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by PTI and the performance by PTI of its obligations hereunder, the execution and delivery of each of the PTI Transaction Documents by PTI and the performance of its obligations thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by CLS and all other necessary partnership action on the part of PTI, other than the adoption and approval of this Agreement by holders of LP Units, and no other partnership proceedings on the part of PTI are necessary to authorize this Agreement, the PTI Transaction Documents and the transactions contemplated hereby and thereby. CLS has approved for the purposes of Section 121-1106 of the NLPA the agreement of merger contained in this Agreement and the PTI Merger. This Agreement has been duly and validly executed and delivered by PTI and constitutes a legal, valid and binding obligation of PTI, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. Each PTI Transaction Document has been or, as of the Effective Time, will have been, duly and validly authorized, executed and delivered by PTI, and constitutes or will constitute as of such time a legally valid and binding obligation of PTI, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

                 4.3 Capitalization. As of December 8, 1997, there were 561 holders of record of LP Units. All of the LP Units have been duly authorized by the Partnership Agreement and are validly issued and fully paid and no LP Units are subject to preemptive rights. CLS is the sole general partner of PTI with a general partner interest in PTI of 21.0%. All of the GP Units have been duly authorized by the Partnership Agreement, are validly issued to CLS and are fully paid and no GP Units are subject to preemptive rights. CLS has advised PTI that it owns the GP Units free and clear of all Encumbrances. Except as set forth on Section 4.3 of the Disclosure Schedule, there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements other than this Agreement, commitments, or obligations which would require PTI to issue or sell LP Units or GP Units, or securities convertible into or exchangeable or exercisable for LP Units or GP Units as of the date hereof. Except as set forth on Section 4.3 of the Disclosure Schedule, PTI has no commitments or obligations to purchase or redeem any LP Units or GP Units.

                 4.4 Subsidiaries. PT Realty is the only Subsidiary of PTI. CLS is the sole general partner of PT Realty with a general partner interest in PT Realty of 1%. PTI is the sole limited partner of PT Realty with a limited partner interest in PT Realty of 99%. CLS's general partner interest in PT Realty and PTI's limited partner interest in PT Realty are duly authorized by PT Realty's certificate and agreement of limited partnership, are validly issued and are fully paid. CLS has, (a) in its capacity as sole general partner of PT Realty, advised PTI that CLS owns such general partner interests free and clear of all Encumbrances, and (b) in its capacity as sole general partner of PTI, advised PTI that PTI owns the limited partnership interests in PT Realty free and clear of all Encumbrances. Except as set forth in Section 4.4 of the Disclosure Schedule, there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations which would require PT Realty to issue or sell any of its ownership interests or securities convertible into or exchangeable for its ownership interests.

                 4.5 Other Interests. Except as set forth in Section 4.5 of the Disclosure Schedule, neither PTI nor PT Realty owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than PT Realty).

                 4.6      No Conflict; Required Filings and Consents.   (a)
Except as set forth in Section 4.6(a) of the Disclosure Schedule, neither the execution and delivery of this Agreement and the PTI Transaction Documents, nor the performance by PTI of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby, will: (i) assuming receipt of the PTI Unitholder Approvals (as defined below), conflict with the Partnership Agreement; (ii) assuming satisfaction of the requirements set forth in Section 4.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to PTI or PT Realty or any of their Properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of PTI or PT Realty, or result in the creation or imposition of any Encumbrance upon any Properties, assets or business of PTI or PT Realty under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which PTI or PT Realty is a party or by which PTI or PT Realty or any of their respective assets or Properties is bound or encumbered, or give any Person the right to require PTI or PT Realty to purchase or repurchase any notes, bonds or instruments of any kind except, in each case, for such violations, conflicts, defaults or other occurrences which would not have, and would not reasonably be expected to have, a Material Adverse Effect.

                 (b) Except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws, (ii) for the filing of certificates of merger pursuant to the NLPA, (iii) for the PTI Unitholder Approvals (as defined below) or (iv) with respect to matters set forth in Sections 4.6(a) or 4.6(b) of the Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person is required to be made or obtained by PTI or PT Realty in connection with the execution, delivery and performance of this Agreement, the PTI Transaction Documents and the consummation of the transactions contemplated hereby and thereby except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not have a Material Adverse Effect.

                 4.7 Compliance. Except as set forth in Section 4.7 of the Disclosure Schedule, to the best knowledge of PTI, each of PTI and PT Realty is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof (including, without limitation, all Environmental Laws), except to the extent that failure to comply would not have a Material Adverse Effect. Except as set forth in Section 4.7 of the Disclosure Schedule, to the best knowledge of PTI, neither PTI nor PT Realty has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not have a Material Adverse Effect. PTI and PT Realty have all material permits, licenses and franchises from governmental agencies required to conduct their respective businesses as they are now being conducted and all such permits, licenses and franchises will remain in effect after the Effective Time, except for such failure to remain effective that would not have a Material Adverse Effect.

                 4.8      SEC Documents.   (a)  PTI has delivered or made
available to Getty true and complete copies of each registration statement, proxy or information statement, form, report and other documents required to be filed by it with the SEC since January 1, 1996 (collectively, the "PTI SEC Reports"). As of their respective dates, the PTI SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by PTI with the SEC after the date of this Agreement (i) complied or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                 (b) Each of the consolidated balance sheets of PTI included in or incorporated by reference into the PTI SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of PTI and PT Realty as of its date, and each of the consolidated statements of income and cash flows of PTI included in or incorporated by reference into the PTI SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations or cash flows, as the case may be, of PTI and PT Realty for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

                 (c) To the best knowledge of PTI, neither PTI nor PT Realty has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of PTI or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of PTI as of December 31, 1996 and (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since December 31, 1996 which would not have a Material Adverse Effect.

                 4.9 Litigation. Except as set forth in Section 4.9 of the Disclosure Schedule or the PTI SEC Reports, there is no Action instituted, pending or, to the best knowledge of PTI, threatened, which, if adversely decided, would, directly or indirectly, have a Material Adverse Effect, nor is there any outstanding judgment, decree, or injunction or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency which has or would have any Material Adverse Effect.

                 4.10     Absence of Certain Changes.  Except as set forth in
Section 4.10 of the Disclosure Schedule or the PTI SEC Reports and except for the transactions expressly contemplated hereby, since December 31, 1996, PTI and PT Realty have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any change in PTI's business, operations, condition (financial or otherwise), results of operations, assets, liabilities, working capital or reserves, except for changes contemplated hereby or changes which have not had a Material Adverse Effect. Except as set forth in Section 4.10 of the Disclosure Schedule or the PTI SEC Reports, from December 31, 1996 through the date of this Agreement, neither PTI nor PT Realty has taken any of the actions prohibited by
Section 5.1 hereof.

                 4.11     Environmental Matters.   Except as set forth in
Section 4.11 of the Disclosure Schedule, (i) there are no existing uncured notices of noncompliance, notices of violation, administrative actions, or lawsuits against PTI or PT Realty arising under Environmental Laws or relating to the use, handling, storage, treatment, recycling, generation, or release of Hazardous Materials at any of the Properties, nor has PTI received any uncured notification of any allegation of any responsibility for any disposal, release, or threatened release at any location of any Hazardous Materials, except in any such case which would not be reasonably expected to have a Material Adverse Effect; (ii) there have been no spills or releases of Hazardous Materials at any of the Properties in excess of quantities reportable under Environmental Laws, except in any such case which would not be reasonably expected to have a Material Adverse Effect; (iii) there are no consent decrees, consent orders, judgments, judicial or administrative orders, or Encumbrances by any governmental authority relating to any Environmental Law which have not already been fully satisfied and which regulate, obligate, or bind PTI or PT Realty, except in any such case which would not be reasonably expected to have a Material Adverse Effect; and (iv) except as set forth in Section 4.11 of the Disclosure Schedule, no Properties or Facilities are listed on the federal National Priorities List, the federal Comprehensive Environmental Response Compensation Liability Information System list, or any similar state listing of sites known to be contaminated with Hazardous Materials.

                 4.12     State Takeover Statutes.   There is no "fair price",
"merger moratorium", "control share acquisition" or other anti-takeover statute or similar statute or regulation that would be applicable to the PTI Merger.

                 4.13     No Brokers.   Except for fees to be paid to CIBC
Oppenheimer Corp. (the arrangements of which have been disclosed to Getty prior to the date hereof), no broker, finder, investment banker, or other Person or firm is entitled to any brokerage, finder's or other similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of PTI, PT Realty or any of their respective partners, directors, officers or employees.

                 4.14     Opinion of Financial Advisor.   PTI has received the
opinion of CIBC Oppenheimer Corp. to the effect that, as of the date thereof, the PTI Exchange Ratio is fair to the holders of LP Units from a financial point of view. PTI has delivered to Getty a true, complete and correct copy of such opinion.

                 4.15     Information in Joint Proxy Statement/Prospectus and
Form S-4.   Information supplied by PTI or PT Realty for inclusion or
incorporation by reference in (i) the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto), at the date mailed to Getty stockholders and to PTI unitholders and at the time of the respective meetings of the stockholders of Getty and of the unitholders of PTI contemplated hereby or (ii) the Form S-4 at any time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at any time it becomes effective under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                 4.16 Hart-Scott-Rodino. PTI and PT Realty do not have assets, other than assets which are exempt from the HSR Act pursuant to Section 7A(c)(2) of the HSR Act and Sections 802.2, 802.3 or 802.5 of the Rules, with an aggregate fair market value of greater than $15 million.

                                5.   COVENANTS

                 5.1 Conduct of Business by Getty or PTI. Commencing the date after the date hereof and at all times prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article 7 hereof (the "Termination Date"), and except as may be required pursuant to this Agreement, or as disclosed or contemplated in the Disclosure Schedule (including the agreements and contemplated agreements referred to therein, and the consummation of the transactions contemplated by such agreements) or as may be consented to in writing by the other, Getty and PTI:

                 (a) shall, and shall cause each of their respective Subsidiaries to, conduct their respective operations according to their ordinary and usual course of business;

                 (b) shall, and shall cause each of their respective Subsidiaries to, use their best efforts to preserve intact their respective business organizations and good will in all material respects, keep available the services of their respective partners, officers and employees as a group and maintain satisfactory relations with lessees, suppliers, distributors, customers, banks and others having business relationships with them;

                 (c) shall confer on a regular and frequent basis with one or more representatives of the other to report operational matters of a material nature and the general status of ongoing operations, subject to compliance with applicable law;

                 (d) shall notify the other of any emergency or other change in the normal course of their or their respective Subsidiaries' respective businesses or in the operation of their or their respective Subsidiaries' Properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing or the effect thereof would be material to the business, operations or financial condition of either Getty or PTI and their respective Subsidiaries, as the case may be, taken as a whole;

                 (e) shall not declare or pay any dividends on their outstanding shares of capital stock or make any partnership distributions, other than ordinary course dividends or distributions consistent with past practice, provided, that immediately prior to the Effective Time, PTI may declare and pay a distribution consistent with past practice only for the period from January 1, 1998 to the Effective Time;

                 (f) shall not, except as otherwise provided in this Agreement, enter into or amend in any material respect any employment, severance or similar agreement or any agreement or agreement in principle with respect to, any merger, consolidation or business combination (other than the Mergers), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

                 (g) shall not propose or adopt any amendments of their respective organizational documents;

                 (h) shall not issue any shares of their capital stock, LP Units or GP Units (except upon exercise of options issued and outstanding on the date hereof pursuant to employee benefit plans, programs or arrangements in existence on the date hereof), effect any stock split, issue any debt securities or borrow any money (other than bank borrowings in the ordinary course of business consistent with past practice), or otherwise change its capitalization as it existed on October 31, 1997, in the case of Getty, and September 30, 1997, in the case of PTI;

                 (i) shall not grant, confer or award any options, warrants, calls, subscriptions, convertible securities or other securities, or enter into any agreements, commitments or obligations which would require Getty or PTI to acquire any shares of its capital stock, LP Units or GP Units, except pursuant to employee benefit plans, programs or arrangements in existence on the date hereof, in the ordinary course of business and consistent with past practice;

                 (j) shall not purchase or redeem any shares of their own capital stock, LP Units or GP Units; and

                 (k) shall not agree in writing, or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Articles 3 or 4 hereof untrue or incorrect.

                 5.2      Meeting of Stockholders and Unitholders.   Each of
Getty and PTI will take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its stockholders or unitholders as promptly as practicable to consider and vote upon the adoption of this Agreement and the transactions contemplated hereby, as required by applicable law. The Board of Directors of Getty will recommend that its stockholders vote in favor of such adoption, CLS will recommend that the unitholders of PTI vote in favor of such adoption and Getty and PTI will each take all lawful action to solicit such approval, including, without limitation, timely mailing the Joint Proxy Statement/Prospectus; provided, however, that nothing contained in this Section 5.2 shall prohibit either Getty or PTI from taking and disclosing to its stockholders or unitholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to, or having any communication with, their respective stockholders or unitholders if, in the good faith judgment of the Board of Directors of Getty or CLS, as applicable, after consultation with outside counsel, failure so to disclose or communicate would be inconsistent with its fiduciary duties under applicable law. The respective meetings of the stockholders and unitholders of Getty and PTI shall be held as soon as practicable and in any event (to the extent permissible under applicable law) within forty-five (45) days after the date upon which the Joint Proxy Statement/Prospectus shall have been approved for release to the stockholders and unitholders of Getty and PTI by the SEC; provided, however, that notwithstanding anything to the contrary contained in this Agreement, Getty and PTI may adjourn or postpone their respective meetings of stockholders and unitholders to the extent necessary, in the opinion of their respective counsel, to supplement or amend the Joint

Proxy Statement/Prospectus in advance of a vote on this Agreement and the Mergers. Getty and PTI shall coordinate and cooperate with respect to the timing of such meetings and shall endeavor to hold such meetings on the same day.

                 5.3 Further Assurance and Cooperation. Subject to the terms and conditions herein provided, Getty and PTI agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection therewith, (a) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts (provided that neither Getty nor PTI shall agree to any substantial modification to any such agreement, lease or contract or to any payment of funds in order to obtain such waiver, consent or approval without the prior written consent of the other),
(b) to defend any lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated thereby, (d) to effect all necessary registrations and filings (including any registrations and filings which may be required to be made by Holdings pursuant to any federal or state securities laws), and (e) to fulfill all conditions to this Agreement.

                 5.4 Certain Filings and Consents. Each of Getty and PTI shall (a) cooperate with the other in determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any federal, state, local or foreign law or regulation or whether any consents, approvals or waivers are required to be obtained from other parties to loan agreements, leases or other contracts in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement, and (b) actively assist each other in obtaining any consents, permits, authorizations, approvals or waivers which are required. Each of Getty and PTI shall promptly inform the other of any material communication between such party and any government or governmental authority regarding the Mergers or the other transactions contemplated by this Agreement. If Getty or PTI receives a request for additional information or documentary material from any such government or governmental authority, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. Getty and PTI shall cooperate in connection with reaching any understandings, undertaking or agreements (oral or written) involving any government or any governmental authority in connection with the transactions contemplated hereby.

                 5.5      Publicity.   The initial press release relating to
this Agreement will be a joint press release and thereafter Getty and PTI will, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any governmental or regulatory authorities or with any national securities exchange with respect thereto.

                 5.6 Joint Proxy Statement/Prospectus and the Form S-4. Getty and PTI will cooperate and promptly prepare and file with the SEC as soon as practicable a joint proxy statement/prospectus and necessary forms of proxy in connection with the vote of Getty's stockholders and of PTI's unitholders with respect to the Mergers and the offer to such stockholders and unitholders of the securities to be issued pursuant to the Mergers (the "Joint Proxy Statement/Prospectus") and will cause Holdings to prepare and file with the SEC the registration statement on Form S-4 (the "Form S-4") under the Securities Act, in which the Joint Proxy Statement/Prospectus shall be included as a prospectus. Getty and PTI will cause the Form S-4 to comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of Getty and PTI will use its best efforts to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Mergers. Getty and PTI will cause Holdings to take any action required to be taken to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and all expenses incident thereto will be shared equally by Getty and PTI. No amendment or supplement to the Form S-4 or the Joint Proxy Statement/Prospectus will be made by Getty or PTI without the approval of the other party, such approval not to be unreasonably withheld or delayed. Each of PTI and Getty shall use reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to its respective stockholders and unitholders as soon as practicable after the date hereof.

                 5.7      Listing Application.   Each of Getty and PTI will
cause Holdings to promptly prepare and submit to the NYSE a listing application covering the shares of Holdings Common Stock and Holdings Preferred Stock issuable in the Mergers, and will use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Holdings Common Stock and Holdings Preferred Stock, subject to official notice of issuance.

                 5.8      Further Action.   Each of Getty and PTI will, subject
to the other terms and conditions set forth herein and to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Mergers.

                 5.9      Affiliate Letters.   At least 15 days prior to the
Closing Date, each of Getty and PTI will deliver to the other party a list of names and addresses of those Persons who were, in its respective reasonable judgment, at the record date for its respective stockholders' or unitholders' meeting to approve the Mergers, "affiliates" within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. Each of Getty and PTI will use all reasonable efforts to deliver or cause to be delivered to the other, prior to the Closing Date, from each of the "affiliates" identified in the foregoing list, an Affiliate Letter in the forms attached hereto as Exhibit H. Holdings will be entitled, to the extent it is so required by applicable law (as advised by outside counsel experienced in such matters) to place legends as specified in such Affiliate Letters on the certificates evidencing any Holdings Common Stock and Holdings Preferred Stock to be received by such "affiliates" pursuant to the terms of this Agreement, and to issue appropriate stop-transfer instructions to the transfer agent for Holdings Common Stock and Holdings Preferred Stock, consistent with the terms of such Affiliate Letters.

                 5.10     Expenses.   Whether or not the Mergers are
consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses except as expressly provided herein, and except that (a) the filing fee in connection with the filing of the Form S-4 or Joint Proxy Statement/Prospectus with the SEC, and (b) the expenses incurred in connection with the preparation, printing and mailing the Form S-4 and the Joint Proxy Statement/Prospectus, will be shared equally by Getty and PTI. The provisions of this Section 5.10 will survive the consummation of the Mergers.

                 5.11     Indemnification.   (a)  From and after the Effective
Time, Holdings shall indemnify, defend and hold harmless the present and former directors, officers and employees of Getty, PTI, CLS and their respective Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions as directors or officers of Getty, PTI, CLS and their respective Subsidiaries occurring at or prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement, to the fullest extent that such persons are indemnified under the laws of the States of Delaware or New York and the organizational documents, as in effect on the date hereof, of Getty, PTI, CLS and their respective Subsidiaries or any existing indemnification agreement with any of Getty, PTI or CLS (and during such period Holdings shall also advance expenses (including expenses constituting Costs described in Section 5.11(e)) as incurred to the fullest extent permitted under applicable law, provided that the Person to whom expenses are advanced provides a written affirmation of his or her good faith that the standard of conduct necessary for indemnification by the corporation has been met and an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification with no bond or security to be required); provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under applicable law and any such organizational documents shall be made by independent counsel (which shall not be counsel that provides material services to Holdings or its Subsidiaries) selected by Holdings and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and Holdings shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

                 (b) For a period of not less than six (6) years after the Effective Time, Holdings will maintain officers' and directors' liability insurance covering those of the Indemnified Parties who are currently covered, in their capacities as current or former officers and directors of Getty, by Getty's existing officers' and directors' liability insurance policy on terms substantially no less advantageous to the Indemnified Parties than such existing insurance.

                 (c) Any Indemnified Party wishing to claim indemnification under Section 5.11(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Holdings thereof; provided that the failure so to notify shall not affect the obligations of Holdings under Section 5.11(a) unless and to the extent such failure materially increases Holdings' liability under such subsection (a).

                 (d) If Holdings or any of its successors or assigns shall consolidate with or merge with any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Holdings or any of its Subsidiaries shall assume the obligations set forth in this Section 5.11.

                 (e) Holdings shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.11. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

                 (f) Getty and PTI will cause Holdings to keep in effect provisions in New Getty's and Holdings' organizational documents providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL or the Maryland General Corporation Law (the "MGCL"), as applicable, which provisions will not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

                 (g) The provisions of this Section 5.11 will survive the consummation of the Mergers and expressly are intended to benefit each Indemnified Party.

                 5.12     Consents.   Getty and PTI will use all reasonable
efforts to obtain each of the consents identified in Section 3.6 and 4.6, respectively, of the Disclosure Schedule.

                 5.13 Letter of Getty's Accountants. Getty shall use reasonable efforts to cause to be delivered to PTI and Holdings a letter of Coopers & Lybrand L.L.P., Getty's independent auditors, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Holdings, in form reasonably satisfactory to PTI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                 5.14 Letter of PTI's Accountants. PTI shall use reasonable efforts to cause to be delivered to Getty and Holdings a letter of Coopers & Lybrand L.L.P., PTI's independent auditors, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Holdings, in form reasonably satisfactory to Getty and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                 5.15 Registration Statement on Form S-8. No later than the Effective Time, Getty and PTI shall cause Holdings to prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Holdings Common Stock at least equal to the number of shares of Holdings Common Stock subject to options to be received by
the holders of Getty Options pursuant to Section 2.1(c).   Such registration
statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any options with respect to Holdings Common Stock received by the holders of Getty Options pursuant to Section 2.1(c) remain outstanding.

                 5.16 Tax Matters Certificates. In connection with the opinion to be rendered by counsel to Getty pursuant to Section 6.2(e), at the Closing, Getty, PTI and Holdings shall deliver, and each of Getty and PTI will use its best efforts to cause each of its stockholders or unitholders owning five percent (5%) or more of any class of the voting stock or LP Units of Getty or PTI, to deliver Tax Matters Certificates to such counsel, which certificates shall be in substantially the forms set forth on Exhibit I. Such counsel shall, in rendering such opinion, be entitled to rely on representations contained in such Tax Matters Certificates.

                 5.17. Assumption of Obligations by Holdings, Getty Sub and PTI LLC. As soon as practicable after the formation of Holdings, Getty and PTI shall cause Holdings (i) to sign and become a party to this Agreement and to assume the obligations applicable to it hereunder and (ii) to cause Getty Sub and PTI LLC to sign and become parties to this Agreement and to assume their respective obligations hereunder and under the agreements of merger contained herein. Upon their execution of this Agreement, Holdings, Getty Sub and PTI LLC will be bound by the provisions hereof and Getty and PTI hereby agree that upon such execution such entities shall be parties hereto.

                               6.   CONDITIONS

                 6.1      Conditions to Each of Getty's and PTI's Obligation to
Effect the Mergers.   The respective obligations of Getty and PTI to effect the
Mergers will be subject to the fulfillment or waiver by both parties at or prior to the Closing Date of the following conditions:

                 (a) The Getty Merger and this Agreement shall have been validly approved and adopted by (i) the affirmative vote of the holders of at least that number of outstanding shares of Getty Common Stock required to approve the Getty Merger under the DGCL and Getty's certificate of incorporation and (ii) the affirmative vote of the holders of a majority of the Getty Common Stock not held or directly or indirectly controlled by Messrs. Leo Liebowitz, Milton Cooper and Milton Safenowitz and their spouses and affiliated trusts (collectively, the "Principal Holders") voting on the Getty Merger and this Agreement at the stockholders' meeting referred to in Section 5.2 (the "Getty Stockholder Approvals");

                 (b) The PTI Merger and this Agreement shall have been validly approved and adopted by (i) the affirmative vote of the holders of at least that number of LP Units required to approve the PTI Merger under the NLPA and the Partnership Agreement and (ii) the affirmative vote of the holders of a majority of the LP Units not held or directly or indirectly controlled by the Principal Holders voting on the PTI Merger and this Agreement at the unitholders' meeting referred to in Section 5.2 (the "PTI Unitholder Approvals");

                 (c) Neither Getty nor PTI shall be subject to any order, decree, ruling or injunction of a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, and no law, statute, rule or regulation shall have been promulgated or enacted by a governmental or regulatory authority, which prohibits the consummation of the transactions contemplated by this Agreement or would otherwise impair the ability of Holdings to operate the business of Getty and PTI on a consolidated basis following the Closing;

                 (d) The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued which shall be in effect at the Effective Time, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing or, to the knowledge of Getty or PTI, be threatened in writing, and all necessary approvals under state securities laws relating to the issuance or trading of Holdings Common Stock and Holdings Preferred Stock to be issued to Getty and PTI stockholders and unitholders in connection with the Mergers shall have been received;

                 (e) All consents, licenses, permits, authorizations, orders and approvals of (or filings or registrations with) any governmental or regulatory authorities, and all consents, authorizations and approvals of any other entity (including, without limitation, any bank or financial institution) required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Mergers and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, license, permit, authorization, order, approval, filing or registration would not have a Material Adverse Effect on Holdings and its Subsidiaries, taken as a whole, following the Effective Time;

                 (f) Holdings Common Stock and Holdings Preferred Stock to be issued to Getty and PTI stockholders and unitholders in connection with the Mergers shall have been approved for listing on the NYSE, subject only to official notice of issuance;

                 (g) After the Effective Time and except as set forth in this Agreement, no Person will have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement to acquire any securities of Getty, PTI or any of their respective Subsidiaries;

                 (h) Holders of LP Units representing no more than 10% of the issued and outstanding LP Units shall have exercised, and not withdrawn, their rights to dissent from the PTI Merger; and

                 (i) Getty and PTI shall have received a legal opinion from Latham & Watkins, in form and substance reasonably satisfactory to Getty and PTI, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the PTI Merger and the transfer of the general partner interest in PT Realty to Holdings will be treated as an exchange under Section 351(a) of the Code and, except for Dissenting Limited Partners, no gain will be recognized to holders of LP Units or GP Units, and the Getty Merger will be treated as a reorganization under Section 368(a) of the Code and no gain will be recognized to Getty stockholders.

                 6.2      Conditions to Obligation of Getty to Effect the
Mergers.   The obligation of Getty to effect the Mergers will be subject to the fulfillment or waiver by Getty at or prior to the Closing Date of the following additional conditions:

                 (a) PTI shall have performed and complied in all material respects with all material obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date;

                 (b) The representations and warranties of PTI contained in this Agreement that are qualified as to materiality shall be true and correct, and such representations and warranties of PTI that are not so qualified shall be true and correct in all material respects, in each case both as of the date of this Agreement and on the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case, such representations and warranties shall be true and correct as of such date;

                 (c) Getty shall have received a certificate from the President or a Vice President of CLS, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

                 (d) From the date of this Agreement through the Effective Time, a Material Adverse Effect with respect to PTI and its Subsidiaries, taken as a whole, shall not have occurred; and

                 (e) The opinion of Furman Selz LLC received by Getty in accordance with the provisions of Section 3.14 hereof shall not have been withdrawn or modified in any adverse manner.

                 6.3      Conditions to Obligation of PTI to Effect the
Mergers.   The obligation of PTI to effect the Mergers will be subject to the fulfillment or waiver by PTI at or prior to the Closing Date of the following additional conditions:

                 (a) Getty shall have performed and complied in all material respects with all material obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date;

                 (b) The representations and warranties of Getty contained in this Agreement that are qualified as to materiality shall be true and correct, and such representations and warranties of Getty that are not so qualified shall be true and correct in all material respects, in each case both as of the date of this Agreement and on the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case, such representations and warranties shall be true and correct as of such date;

                 (c) PTI shall have received from Getty a certificate from the President or a Vice President of Getty, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

                 (d) From the date of this Agreement through the Effective Time, a Material Adverse Effect on Getty and its Subsidiaries, taken as a whole, shall not have occurred; and

                 (e) The opinion of CIBC Oppenheimer Corp. received by PTI in accordance with the provisions of Section 4.14 hereof shall not have been withdrawn or modified in any adverse manner.

                    7.   TERMINATION, WAIVER AND AMENDMENT

                 7.1      Termination or Abandonment.   Notwithstanding
anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the Getty Stockholder Approvals and the PTI Unitholder
Approvals:

                 (a)      by the mutual written consent of Getty and PTI;

                 (b) by Getty or PTI if the Effective Time shall not have occurred on or before six (6) months from the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

                 (c) by Getty or PTI if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Mergers and such order, decree, ruling or other action shall have become final and nonappealable.

                 In the event of termination of this Agreement pursuant to this
Section 7.1, this Agreement shall terminate, and there shall be no other liability on the part of Getty or PTI to the other except liability arising out of a breach of this Agreement.

                 7.2      Amendment or Supplement.   At any time before or
after the Getty Stockholder Approvals and the PTI Unitholder Approvals and prior to the Effective Time, this Agreement may be amended or supplemented in writing by Getty and PTI with respect to any of the terms contained in this Agreement, except that following the Getty Stockholder Approvals and the PTI Unitholder Approvals there shall be no amendment or change to the provisions hereof with respect to the Getty Exchange Ratio or PTI Exchange Ratio as provided herein, without further approval by the respective stockholders and unitholders of Getty and PTI.

                 7.3      Extension of Time, Waiver, Etc..   At any time prior
to the Effective Time, Getty and PTI may:

                 (a) extend the time for the performance of any of the obligations or acts of the other party;

                 (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; and

                 (c) waive compliance with any of the agreements or conditions of the other party contained herein;

provided, however, that no failure or delay by Getty or PTI in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                           8.   GENERAL PROVISIONS

                 8.1      Non-survival of Representations and Warranties.   All
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will be deemed to the extent expressly provided herein to be conditions to the Mergers and will not survive the Mergers. This Section shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                 8.2      Notices.   Any notice required to be given hereunder
will be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first- class postage prepaid), addressed as follows:

If to Getty:                            If to PTI or CLS:

Getty Realty Corp.                      Power Test Investors Limited Partnership
125 Jericho Turnpike                    c/o CLS General Partnership Corp.
Jericho, New York  11753                125 Jericho Turnpike
Attention: Assistant General Counsel    Jericho, New York  11753
Fax No.: (516) 338-6062                 Attention: Assistant Secretary
                                        Fax No.: (516) 338-1520

  With copies to counsel for Getty:    With copies to counsel
                                       for PTI and CLS:

  Latham & Watkins                     Wolf, Block, Schorr and Solis-Cohen,  LLP
  Sears Tower, Suite 5800              Twelfth Floor, Packard Building
  233 South Wacker                     S.E. Corner 15th and Chestnut Streets
  Chicago, Illinois  60606             Philadelphia, Pennsylvania  19102
  Attention: Marc D. Bassewitz         Attention: Alvin H. Dorsky
  Fax No.: (312) 993-9767              Fax No.: (215) 977-2334

or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

                 8.3      Assignment; Binding Effect.   Neither this Agreement
nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 5.11, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                 8.4      Entire Agreement.   This Agreement, the Exhibits, the
Disclosure Schedule and any documents delivered by the parties in connection herewith which will survive the execution and delivery of this Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement will be binding upon any party hereto unless made in writing and signed by all parties hereto.

                 8.5      Governing Law.   This Agreement will be governed by
and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws; provided, however, that all matters covered by the DGCL will be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws and all matters covered by the MGCL will be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws.

                 8.6      Counterparts.   This Agreement may be executed by the
parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                 8.7      Headings.   Headings of the Articles and Sections of
this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

                 8.8      Interpretation.   In this Agreement, unless the
context otherwise requires, words describing the singular number will include the plural and vice versa, and words denoting any gender will include all genders and words denoting natural Persons will include corporations and partnerships and vice versa.

                 8.9      Incorporation of Schedules.   The Disclosure Schedule
attached hereto and referred to herein is hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                 8.10     Severability.   Any term or provision of this
Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

                 8.11     Enforcement of Agreement.   The parties hereto agree
that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York court, this being in addition to any other remedy to which they are entitled at law or in equity.

                               9.   DEFINITIONS

                 9.1      Defined Terms.   As used herein, the terms below
shall have the following meanings:

                 "Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other Person.

                 "Affiliate" shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

                  "Assets" shall mean, with respect to any Person, all land, buildings, improvements, leasehold improvements, Fixtures and Equipment and other assets, real or personal, tangible or intangible, owned, leased or licensed by such Person or any of its Subsidiaries.

                 "Disclosure Schedule" means the schedules dated as of the date hereof and delivered by or on behalf of each party hereto to the other party hereto in connection with this Agreement and which set forth exceptions to the representations and warranties contained in herein and certain other information called for by other provisions of this Agreement.

                 "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, covenant, condition, restriction, encumbrance or other rights of third parties.

                 "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; to the withdrawal or use of groundwater; to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde or any other Hazardous Material; to the treatment, storage, disposal or management of Hazardous Materials; to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; and to the transportation, release or any other use of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq. ("TSCA"), the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. ("EPCRA"), and other comparable state laws and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder.

                 "Equity Interests" means capital stock, partnership interests or warrants, options or other rights to acquire capital stock or partnership interests (including any debt security which is convertible into, or exchangeable for, capital stock or partnership interests).

                 "Facilities" shall mean, with respect to any Person, all of the stores, offices, plants, warehouses, terminals, service stations and similar structures owned or leased by such Person.

                 "Fixtures and Equipment" shall mean, with respect to any Person, all of the furniture, fixtures, furnishings, machinery and equipment owned, leased or licensed by such Person and located in, at or upon the Facilities of such Person.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

                 "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes: "hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; "chemical substance or mixture" as defined in TSCA; crude oil, petroleum products or any fraction thereof; radioactive materials including source, byproduct or special nuclear materials; asbestos or asbestos-containing materials; and radon.

                 "Leases" shall mean, with respect to any Person, all leases (including subleases, licenses, any occupancy agreement and any other agreement) of real or personal property, in each case to which such Person or any of its Subsidiaries is a party, whether as lessor, lessee, guarantor or otherwise, or by which any of them or their respective Properties or assets are bound, or which otherwise relate to the operation of their respective businesses.

                 "Material Adverse Effect" shall mean, with respect to any of Holdings (following the Mergers), Getty or PTI, as the context requires, a material adverse change in or effect on the business, results of operations, assets, liabilities or conditions (financial or otherwise) of such Person and its Subsidiaries taken as a whole or any change which impairs or materially delays the ability of such Person to consummate the transactions contemplated by this Agreement.

                 "Permitted Encumbrances" shall mean any Encumbrances resulting from (i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings for which adequate reserves are being maintained in accordance with GAAP; (ii) all cashiers', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business; (iii) all laws and governmental rules, regulations, ordinances and restrictions; (iv) all leases, subleases, licenses, concessions or service contracts to which any Person or any of its Subsidiaries is a party; (v) Encumbrances identified on title policies or preliminary title reports delivered or made available for inspection to any Person prior to the date hereof; and (vi) all other liens and mortgages (but solely to the extent such liens or mortgages secure indebtedness described in the Disclosure Schedule), covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which, in the case of any such Encumbrances pursuant to clause (i) through (vi), do not materially detract from or materially interfere with the value or present use of the asset subject thereto or affected thereby.

                 "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, governmental agency or instrumentality, or any other entity.

                 "Properties" shall mean, with respect to any Person, all of the improved and unimproved real property owned or leased by such Person.





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




                 "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body of such organization is owned or controlled by such Person directly or indirectly.

                 "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, Personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions (to the extent applicable) thereto.

                 9.2      Other Defined Terms.   The following terms shall have
the respective meanings given to such terms in the Sections set forth below:

                 TERM                                          SECTION
                 Agreement                                     Preamble
                 Blue Sky Laws                                 Section 3.6(b)
                 Certificates                                  Section 2.2(b)
                 Closing                                       Section 1.5
                 Closing Date                                  Section 1.5
                 CLS                                           Preamble
                 CLS Consideration                             Section 2.1(b)(iii)
                 Code                                          Preamble
                 Consideration                                 Section 2.1(b)(iii)
                 Costs                                         Section 5.11(a)
                 DGCL                                          Preamble
                 Dissenting Limited Partners                   Section 2.4(c)
                 Effective Time                                Section 1.6
                 Exchange Act                                  Section 3.6(b)
                 Exchange Agent                                Section 2.2(a)
                 Exchange Fund                                 Section 2.2(a)
                 Form S-4                                      Section 5.6
                 Getty                                         Preamble
                 Getty Common Shares                           Section 2.1(b)(i)
                 Getty Common Stock                            Section 2.1(b)(i)
                 Getty Common Treasury Shares                  Section 2.1(b)(i)
                 Getty Consideration                           Section 2.1(b)(iii)
                 Getty Exchange Ratio                          Section 2.1(b)(i)
                 Getty Merger                                  Preamble
                 Getty Options                                 Section 2.1(c)
                 Getty Preferred Stock                         Section 3.3

                 Getty SEC Reports                             Section 3.8(a)
                 Getty Stock Option Plans                      Section 2.1(c)
                 Getty Stockholder Approvals                   Section 6.1(a)
                 Getty Sub                                     Section 1.3(a)
                 Getty Transaction Document                    Section 3.2
                 GP Unit                                       Section 2.1(b)(ii)
                 Holdings                                      Preamble
                 Holdings Common Stock                         Preamble
                 Holdings Preferred Stock                      Preamble
                 HSR Act                                       Section 3.16
                 Indemnified Party                             Section 5.11(a)
                 Joint Proxy Statement/Prospectus              Section 5.6
                 LP Unit                                       Section 2.1(b)(ii)
                 Mergers                                       Preamble
                 MGCL                                          Section 5.11(f)
                 New Getty                                     Section 1.7(a)
                 New PTI                                       Section 1.7(b)
                 NLLCL                                         Section 1.4(c)
                 NLPA                                          Preamble
                 NYSE                                          Section 2.3
                 Partnership Agreement                         Section 4.1
                 Principal Holders                             Section 6.1(a)
                 PTI                                           Preamble
                 PTI Consideration                             Section 2.1(b)(iii)
                 PTI Exchange Ratio                            Section 2.1(b)(ii)
                 PTI LLC                                       Section 1.4(a)
                 PTI Merger                                    Preamble
                 PTI SEC Reports                               Section 4.8(a)
                 PTI Unitholder Approvals                      Section 6.1(b)
                 PTI Transaction Document                      Section 4.2
                 PT Realty                                     Section 1.10(a)
                 Rules                                         Section 3.16
                 SEC                                           Section 3.8(a)
                 Securities Act                                Section 3.6(b)
                 Surviving Entities                            Section 1.7(b)
                 Termination Date                              Section 5.1


                 IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                   GETTY REALTY CORP.


                   By:    /s/ John J. Fitteron
                         ---------------------------------------------------
                         Name:        John J. Fitteron
                                    ----------------------------------------
                         Title:       Senior Vice President, Treasurer and
                                    ----------------------------------------
                                      Chief Financial Officer
                                    ----------------------------------------


                   POWER TEST INVESTORS LIMITED PARTNERSHIP

                   By: CLS General Partnership Corp., General Partner


                       By:  /s/ Leo Liebowitz
                           -------------------------------------------------
                              Name:      Leo Liebowitz
                                       -------------------------------------
                              Title:     President
                                      --------------------------------------



                   For purposes of Section 1.10 (b) only:

                   CLS GENERAL PARTNERSHIP CORP.


                       By:  /s/ Leo Liebowitz
                           -------------------------------------------------
                              Name:      Leo Liebowitz
                                       -------------------------------------
                              Title:     President
                                      --------------------------------------